Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Beneficient

Dallas, Texas

We consent to the incorporation by reference in Beneficient’s Registration Statement on Form S-8 (the “Registration Statement”) of our report dated September 30, 2022, on our audits of the consolidated financial statements of The Beneficient Company Group, L.P. as of March 31, 2022, December 31, 2021 and 2020, and for the three months ended March 31, 2022 and the years ended December 31, 2021 and 2020 incorporated by reference in the Registration Statement.

We also consent to the incorporation by reference in the Registration Statement of our report dated March 3, 2023, on our review of the consolidated financial statements of The Beneficient Company Group, L.P. as of December 31, 2022, and for the three-month and nine-month periods ended December 31, 2022 and 2021, appearing in the registration statement of The Beneficient Company Group, L.P. on Form S-4, as amended (Registration No. 333-268741). We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

San Antonio, Texas
June 7, 2023